Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 8, 2002 (except as to Note 17, for which the date is March 13, 2002) relating to the consolidated financial statements, which appears in Gibraltar Steel Corporation’s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
September 6, 2002